[GRAPHIC OMITTED]


     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows





     Evergreen Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      99,618            0.01             11,554,818         12.38


     Class B      0                 0                4,361,587         11.51


     Class C      0                 0                339,981           11.48


     Class I      790,610  0.05             16,418,302                 12.74





     Masters Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0                5,559,765          8.63


     Class B      0                 0                6,236,293            8.23


     Class C      0                 0                   460,494         8.22


     Class I      0                 0                   65,330          8.77





     Mid Cap Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0                108,858,524         5.09


     Class B      0                 0                    6,023,878      4.77


     Class C      0                 0                    1,660,622       4.77


     Class I      0                 0                   14,414,490       5.22





     Large Cap Equity Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      377,733  0.10             3,739,236                  13.68


     Class B      46,934            0.06             710,867           14.09


     Class C      11,125            0.06             177,476           14.34


     Class I      11,911,284        0.12             98,373,489      14.76


     Class IS     572,253  0.10             5,282,679                  14.70





     Omega Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             19,457,352    23.87


     Class B      0                 0.00             22,825,654          21.22


     Class C      0                 0.00             4,996,950          21.27


     Class I      0                 0.00             501,573           24.37


     Class R      0                 0.00             12,078            23.82





     Large Company Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0                60,922,022     6.17


     Class B      0                 0                4,173,997       5.79


     Class C      0                 0                1,477,000     5.79


     Class I      0                 0                2,430,492         6.17





     Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0                5,019,659      17.15


     Class B      0                 0                1,376,463       15.57


     Class C      0                 0                12,948,511     15.55


     Class I      0                 0                37,338,895        17.52


























     Aggressive Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0                9,683,535        16.37


     Class B      0                 0                2,373,133      14.80


     Class C      0                 0                472,011           14.75


     Class I      0                 0                615,413           17.05